                                                                   Exhibit 10.12
                                                                   -------------

Confidential


                               Viisage Technology
                          Management Compensation Plan

INTRODUCTION

This document describes Viisage Technology's, division of LAU Technologies, basic philosophy and approach to compensating its senior executives, managerial and key professional personnel. It is designed to align management and shareholder interests and deals with the following aspects of direct compensation:
 .  Base salaries
 .  Incentive compensation

Viisage intends to apply the following general principles in compensating its senior executives, managers and key professionals:
 .    It expects to pay generally "competitive" salaries.  This is determined periodically by the market and by comparing Viisage's positions with like positions in broadly similar types and sizes of companies.
 .    Viisage intends to maintain an attractive incentive program designed to provide opportunities for key people to earn "extra" compensation for attaining above average results, a "pay for performance" philosophy.


BASE SALARIES

Salary levels will be established for the Company according to sound personnel practices. Through appropriate salary surveys of selected positions, and the pay practices of comparable size and type companies, salary ranges will be developed and maintained for Viisage.

Except in unusual cases, new hires will be paid salaries toward the middle range of such salary levels depending on the qualifications of the person. Salary increases will be based on meritorious performance as evaluated at least annually in October for January 1 action.

Care will be exercised and documentation approved to substantiate that merit increases are fully justified. Exceptional performance may be rewarded by increases of 20 percent or more. Barely adequate job performance will not be rewarded by merit increases, while good to average performance may warrant an increase of up to 10 percent.

Appropriate promotional increases will be given when an executive is judged to be qualified for and is transferred to a higher level position.

Confidential

                               Viisage Technology
                          Management Compensation Plan

From time to time, the Company may adjust its salary ranges to recognize general inflationary pressures. It may or may not relate this to all individuals as one-time "cost of living" adjustments separate from merit or promotional increases.

At the beginning of each fiscal year, job objectives, specifying the most important results to be achieved for that year, will be set for each executive and key professional. Periodic (at least annual) formal performance evaluations will be made by each executive's superior, discussed with the individual and a written record maintained. (This is especially important as the basis for administering incentive forms of compensation.)

INCENTIVE COMPENSATION

General Principles
------------------

Viisage follows a "pay for performance" philosophy and intends to develop and maintain effective plans that are designed to provide attractive, "extras" compensation opportunities to selected key personnel who can have a material impact on the Company by producing above average results. In addition to programs for senior executives, managers, and key professionals, the Company may adopt, from time to time, specific plans for such personnel. These plans will be carefully tailored to the needs, circumstances, marketing objectives, and economics of the Company.

The Company has not placed any arbitrary ceiling on individual incentive payments. It believes that the plans are so structured as to make "runaway" payments unlikely. In any event by providing for final Board approval of awards, the means exist to correct any proposed payment which appears to be truly excessive.

Other key assumptions include:

 .    Viisage base salaries are generally presumed to be "competitive" so incentive awards in no way are intended to make up for a "low base pay" situation.

 .    Individual incentive awards are not considered an "across-the-board" form of compensation. Payments are made only to specific individuals who have demonstrated above average performance during the fiscal period in question.

 .    Eligible employees will be told at the outset that they are plan participants, given a general outline of the plan's provisions, told they will be judged on individual as well as group performance, advised of the main goals they must meet to justify personal awards, and promised a formal objective evaluation at the time of an award (or lack thereof).

Confidential

                               Viisage Technology
                          Management Compensation Plan

Basic Approach
--------------

There are many factors which can be used to design a management incentive plan. For example, among others, there are plans which provide the basis for payment of incentive bonuses when:

 .    A company meets and surpasses its approved profit plan, Results exceed those of the prior year(s) or some judgmental or quantitatively established target.

 .    Certain specified goals are achieved regardless of current year's cash, such as meeting compound rates of growth in profit or sales goals.

 .    Results exceed certain specified returns on such factors as (a) total assets, net assets, stockholder's equity, sales, etc.

 .    Certain preset cash flow goals are met or exceeded.

 .    When a loss situation is improved by $ "X."

The principle elements of the Viisage incentive plan are:

 .    Determination of eligible participants.
 .    Establishing a Minimum Earnings Requirement.
 .    Accumulation of an incentive fund.
 .    Distribution of the incentive fund equitably among the participants.

Participation
-------------

Viisage's senior executives will participate in the Management Incentive Plan. This includes the President and his direct reports in finance, marketing, engineering and program management, and the Controller and such others as may be designated from time to time by the President. Generally, the number of eligible participants will range from 7 to 10 persons. See Appendix A.

Minimum Earnings Requirement
----------------------------

The Minimum Earnings Requirement (MER) is a preset level of performance used to determine the level at which the incentive fund accrues. As stated earlier, the MER can be expressed in a variety of ways. Currently MER is expressed in terms of earnings before income taxes and bonuses as determined by generally accepted accounting principles. This is an established method of determining a bonus goal that is simple and commonly understood.

The MER, set annually, is the planned earnings before income taxes and bonuses included in the Forecast. This target places a premium on management presenting to the Board of Directors a carefully reasoned, documented forecast for the ensuing year which represents a reasonable "stretch" goal. Only if the plan is "soft" or clearly has significant short-comings will the MER target be modified. The persons affected will be notified promptly of any modification.

Confidential

                               Viisage Technology
                          Management Compensation Plan

Accumulation of the Incentive Fund
----------------------------------

As indicated, the Company's (approved) forecasted earnings before income taxes and bonuses becomes its NE. The MER represents a reasonably achievable but somewhat demanding target.

Using the MER, incentive funds will be accumulated as follows:

Base Incentive Fund - The base incentive fund will begin to accrue at modest
-------------------
rates between 75% to 100% of MER as shown in Table 1. The plan is designed to produce an incentive fund of 25% of eligible payroll (base salaries of participants) upon attaining the MER.

Once MER is reached, the percentage of eligible payroll accrued in the base incentive fund will increase 3% for each 5% increment in contribution in excess of MER, as shown in Table 1. There is no limit on the percentage of eligible payroll that can be accrued. For example, 200% of MER=85%, 300% of MER=145%, etc.

Adjusted Incentive - The base incentive fund accrued under the formula described
------------------
above will be subject to a plus or minus (+/-) adjustment of 20 percent, depending on the results of applying 3 to 5 carefully selected "quality factors." These factors will be selected annually to focus on the quality of the contribution generated, i.e., on specific result areas that are considered important. The quality factors applied should be carefully selected and agreed upon at the start of the fiscal year by the President and the eligible personnel. They should represent the most timely, significant and appropriate economic improvement areas upon which the Company should place emphasis during the fiscal period in question. Quality factors used in all likelihood will vary considerably at different periods, depending on the circumstances existing. Examples are set forth in Table 2.

Confidential

                               Viisage Technology
                          Management Compensation Plan

                                    Table 1
                      Base Incentive Fund Accrual Formula


 Actual Contribution   % Eligible
    as a % of MER        Payroll
    -------------        -------
         75                    15%
         80                    17%
         85                    19%
         90                    21%
         95                    23%
      100% MER                 25%
         105                   28%
         110                   31%
         115                   34%
         120                   37%
         125                   40%
         130                   43%
         135                   46%
         140                   49%
         145                   52%
         150                   55%

Confidential

                               Viisage Technology
                          Management Compensation Plan

                                    Table 2
                                Quality Factors

====================================================================================================
                                                                       Factor             Weighted
                                          (-)     Target      (+)     Weights%   Score %  Score %
----------------------------------------------------------------------------------------------------
Performance rating                        80%      100%       120%
----------------------------------------------------------------------------------------------------
1.  Achieve revenue            ($000)   $22,488   $28,110   $33,732      25        110     27.50
    growth
----------------------------------------------------------------------------------------------------
2.  Achieve gross margin         (%)      17%       21%       25%        25        105     26.25
----------------------------------------------------------------------------------------------------
3.  Use less than $4           ($000)    $4,800    $4,000    $3,200      25         95     23.75
    million of
    additional LAU cash
    (A)
----------------------------------------------------------------------------------------------------
4.  Maintain backlog           ($000)   $25,600   $32,000   $38,400      15        120     18.00
----------------------------------------------------------------------------------------------------
5.  Annualized return on         (%)      30%       33%       35%        10        105     10.50
    divisional equity                                                    --                -----
----------------------------------------------------------------------------------------------------
                                                                        100               106.00
                                                                        ---               ------
----------------------------------------------------------------------------------------------------
(A)  Cash used does not include new non-recourse lease commitments related to contracts.
====================================================================================================

Confidential

Viisage Technology
Management Compensation Plan

Distribution of the Incentive Fund
----------------------------------

The adjusted incentive fund is the amount of money which normally will be made available for management incentive bonuses, with awards subject to final approval by corporate management and Viisage's Board of Directors.

To provide a sound basis for determining incentive awards to participants, the following steps will be followed:

 .    At the outset of the fiscal year, specific annual goals will be established formally for each plan participant. These goals must be tailored to his/her area of responsibility and should represent the 4 or 5 most significant accomplishments he/she is expected to make during the year. The factors selected will be weighted according to top management's judgment of their relative importance and should be chosen because they are the principal ways in which the individual can contribute to accomplishing the overall Company goals for the year. Each factor should be expressed as succinctly and quantitatively as possible, although significant qualitative or intangible objectives should be considered as well. Theoretically, if every person performed as called for in his/her goals, the combination would result in coordinated achievement of Viisage's overall forecast for the year.

 .    At the end of the fiscal year each plan participant will be evaluated and rated on how well he/she met his/her goals (while still performing well the more routine aspects of his/her position). These performance ratings will be discussed with the participant and the weighted ratings will be used to assist in determining what relative portion of the adjusted incentive fund should be awarded to each participant.

Appendix A has been prepared to illustrate the mechanics of the plan using an assumed adjusted incentive fund, the basic format for documenting individual goals set for several different types of divisional positions, factors (goals) weighted judgmentally, and allocation of bonus pool.

The Company believes that the approach and methodology of its Management Compensation Plan will produce logical, reasonable and equitable results if management is conscientious about administration of the program. However, no formula approach to such a complicated subject is foolproof Whenever the quantitative approaches inherent in the plan clearly produces a distorted or incomplete result, it is expected that the managers will offer suggestions about how to overcome or smooth out any such deficiencies.

Confidential

                               Viisage Technology
                          Management Compensation Plan

                                                                      Appendix A
                                                                          Page 1

This appendix delineates the processes of goal-setting, factor-weighting according to relative importance, performance rating, and fund distribution.

Goal Setting and Performance Evaluation
---------------------------------------

Attached as Appendix A, Page 2 is a sample objective statement and factor weightings for a corporate position. Objectives are to be stated precisely and quantitatively if possible (most can be). Factor weightings are judgmental, giving the heaviest weightings to the most critical goals. Scoring (i.e.,"level of attainment") is also necessarily partly judgmental; here the important thing is to record why a person was rated a certain way, for example, 80%, 100% or 120% on a given factor; this is needed to be able to explain the decision later, and perhaps, in the interest of equity, to reconcile or rationalize the amount awarded to the executive, if needed.

Distribution of the Fund
------------------------

Appendix A, Page 3 provides instructions and Page 4 shows how performance values are used for fund distribution. Based on an analysis of this award schedule, the President and/or Compensation Committee of the Board may, for good reason, modify the mathematically arrived at awards to obtain more fair results.

The Board of Directors will review the Management Incentive Plan at the January Board Meeting. The Plan shall include past year results and next year's goals.

To accommodate quarterly bonus arrangements with certain executives, amounts may be disbursed based on estimated quarterly bonus amounts, subject to adjustment based on annual results.

Confidential


                               Viisage Technology
                          Management Compensation Plan
                                                                      Appendix A
                                                                          Page 2

                       Prime Objectives Fiscal Year 1996
                        (For Illustrative Purposes Only)


                                                           Director of Marketing
                                                           ---------------------

                                                      Approved:  Pres./Gen. Mgr.
                                                                 ---------------
                                                      Date:
                                                           ---------------------
================================================================================
                                               Level of        Performance
                                   Weight %    Attainment %    Values
                                   --------    ------------    ------
--------------------------------------------------------------------------------
1.  Management approved            10          95              9.50
    marketing budget of
    $1,100,000
--------------------------------------------------------------------------------
2.  Add a new Product Sales        10          100             10.00
    Mgr.
--------------------------------------------------------------------------------
3.  Add two new direct             10          50              5.0
    salesmen:  1 in West, 1
    in Southwest
--------------------------------------------------------------------------------
4.  Secure 4 new reps to           10          50              5.0
    replace ones in Atlanta,
    Detroit, Kansas City and
    Denver
--------------------------------------------------------------------------------
5.  Place new bookings for         20          90              18.00
    total year of $16,000,000
--------------------------------------------------------------------------------
6.  Increase firm backlog by       20          80              16.00
    year end to the level of
    $9,000,000
--------------------------------------------------------------------------------
7.  Introduce 5 new accounts       10          80              8.00
    of at least $50,000 each
    for newly introduced
    product
--------------------------------------------------------------------------------
8.  Cut average quotation          10          80              8.00
    time to customers from 28                  *Formula        79.50%
    to 18 days                                 *Adjusted       85.00%
--------------------------------------------------------------------------------
*   The senior reviewing officer may adjust the formula result +/- if he/she feels the ratings did not fully reflect important aspects of the results accomplished.
============================================================================

Confidential

                               Viisage Technology
                          Management Compensation Plan

                                                                      Appendix A
                                                                          Page 3

Procedure For Arriving At Individual Incentive Award
At the End of the Fiscal Year...

Step 1. List all positions in rank order of base salaries -- from top to bottom -- showing the latest salary figures.

Step 2.  Complete personal ratings to arrive at performance values.

Step 3. For all participants, multiply performance values by the adjusted incentive fund percentage to arrive at the participation percentage.

Step 4. For each participant, multiply his total participation percentage by current salary to reach a tentative incentive award. Round to the nearest $ 1.00.

Step 5. Array all awards in rank order to better evaluate the equity of the tentative awards. If they look proper, these amounts become the final awards.

         However, if the manager feels there should be adjustments to arrive at a distribution that better reflects real results, he/she should make such adjustment(s) (noting the reasons for so doing).

Step 6. Submit the Final Award Schedule to the Board of Directors or the Compensation Committee for approval.

Confidential

                               Viisage Technology
                          Management Compensation Plan
                                                                      Appendix A
                                                                          Page 4

                              Final Award Schedule
                              --------------------
                        (For Illustrative Purposes Only)

                                                     Adjusted                               Final Awards
                        Current     Performance   Incentive Fund       Tentative Award      Rounded and     Award as % of
                       Salary ($)   Values (%)*       (%)(1)             (A*B)* C($)       Adjusted ($)**    Base Salary

President               220,000         100             30                  66,000             70,000             32
Chief Financial
 Officer                140,000         100             30                  42,000             42,000             30

V.P. Program Mgmnt      120,000         100             30                  36,000             34,000             28
V.P. Platform
 Engineering            104,500         100             30                  31,350             30,000             29

Controller               95,000         100             30                  28,500             27,000             28
V.P. Software            90,000          70             30                  18,900             15,000             17
 Engineering
V.P. Marketing-
 Private                 75,000(2)      100             30                  22,500             22,000             29

V.P. Marketing-
 Public                    (3)           -              -                     -                  -

                        $844,500                                          $245,250           $240,000

(1) Assumes 100% of MER and maximum "quality factor" adjustments (25% X 1.20 = 30%).
(2)  Reflects 6 months compensation.
(3)  Contract relationship, not in plan.
*    From Individual Rating Forms.  These can exceed 100%
**   A judgmental decision to insure more equitable results.